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                                                                    Exhibit 23.2


Kvaerner Metals

Murray N. Hutchison
Senior Vice President



March 25, 1998



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401

Gentlemen:

We hereby consent to the incorporation by reference with the Registration statements of Canyon Resources Corporation (The Company) on Form S-8 (File No. 33-37306); Form S-3 (File No. 333-00175); Form S-3 (File No. 333-11561); and
Form S-3 (File No. 333-18449) of our Mine Plan and Preliminary Feasibility Study dated September 1993 pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

Very truly yours,

KVAERNER METALS
Davy Nonferrous Division

/s/ Murray N. Hutchison

Murray N. Hutchison
Senior Vice President

MNH:smr

                                                                        KVAERNER
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Davy Nonferrous Division   Tel +1 510 866 1166
12657 Alcosta Blvd., Suite 200      Fax +1 510 866 6520
San Ramon, California 94583
USA